Form for Non-Employee Directors
BLACK STONE MINERALS, L.P.
2025 LONG-TERM INCENTIVE PLAN
COMMON UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Black Stone Minerals, L.P. 2025 Long-Term Incentive Plan, as amended from time to time (the “Plan”), Black Stone Minerals GP, L.L.C., a Delaware limited liability company (the “General Partner”), hereby grants to the individual listed below (“you” or the “Participant”) the number of vested Common Units set forth below. This award of Common Units (this “Award”) is subject to the terms and conditions set forth herein as well as the terms and conditions set forth in the Common Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and in the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[●]
Date of Grant:	[●]
Total Number of Units:	[●] Common Units

You will be deemed to have accepted this Award on the terms and conditions of the Plan, the Agreement and this Common Unit Grant Notice (this “Grant Notice”) unless you provide written notice to the General Partner within 30 days following the Date of Grant stating that you do not wish to accept this Award. Any such notice must be sent to: Black Stone Minerals GP, L.L.C., 1001 Fannin Street, Suite 2020, Houston, Texas 77002, Attention: Senior Vice President, General Counsel. Upon the General Partner’s receipt of any such notice, this Award granted hereunder will automatically be forfeited and the General Partner, Black Stone Minerals, L.P. and their respective Affiliates will not have any further obligations to you under this Grant Notice or the Agreement.
Unless you provide written notice to the General Partner in the manner described above stating that you do not wish to accept this Award, you will be deemed to have acknowledged that (i) you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice and (ii) you agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.
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IN WITNESS WHEREOF, the General Partner has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.

BLACK STONE MINERALS GP, L.L.C. By: Steve Putman Senior Vice President, General Counsel, and Secretary

Signature Page to
Common Unit Grant Notice

EXHIBIT A
COMMON UNIT AWARD AGREEMENT
This Common Unit Award Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached (the “Date of Grant”) by and between Black Stone Minerals GP, L.L.C., a Delaware limited liability company (the “General Partner”), and [●] (“Director”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  Effective as of the Date of Grant, the General Partner hereby grants to Director the number of Common Units set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.Tax Withholding. Upon any taxable event arising in connection with the Common Units, the General Partner shall have the authority and the right to deduct or withhold (or cause to be deducted or withheld), or to require Director to remit to the General Partner or one of its Affiliates an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to such event. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the General Partner or one of its Affiliates shall withhold, or cause to be surrendered, from any cash or equity remuneration (including any of the Common Units issued under this Agreement) then or thereafter payable to Director an amount equal to the aggregate amount of taxes required to be withheld with respect to such event. If such tax obligations are satisfied through the withholding or surrender of Common Units pursuant to this Agreement, the maximum number of Common Units that may be so withheld (or surrendered) shall be the number of Common Units that have an aggregate Fair Market Value on the date of withholding (or surrender) equal to the aggregate amount of taxes required to be withheld, determined based on the greatest withholding rates for federal, state, local and foreign income tax and payroll tax purposes that may be utilized without resulting in adverse accounting, tax or other consequences to the General Partner or any of its Affiliates (other than immaterial administrative, reporting or similar consequences), as determined by the Committee. Director acknowledges and agrees that none of the Board, the Committee, the General Partner, the Partnership or any of their respective Affiliates has made any representation or warranty as to the tax consequences to Director as a result of the receipt of the Common Units. Director represents that he is in no manner relying on the Board, the Committee, the General Partner, the Partnership or any of their respective Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Director represents that he has consulted with any tax consultants that Director deems advisable in connection with the Common Units.
3.Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Common Units hereunder will be subject to
Exhibit A-1

compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any securities exchange or market system upon which the Common Units may then be listed. No Common Units will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any securities exchange or market system upon which the Common Units may then be listed. In addition, Common Units will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is in effect at the time of such issuance with respect to the Common Units to be issued or (b) in the opinion of legal counsel to the Partnership, the Common Units to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Partnership to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Partnership’s legal counsel to be necessary for the lawful issuance and sale of any Common Units hereunder will relieve the Partnership of any liability in respect of the failure to issue such Common Units as to which such requisite authority has not been obtained. As a condition to any issuance of Common Units hereunder, the General Partner or the Partnership may require Director to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the General Partner or the Partnership.
4.No Right to Continued Awards. The grant of the Common Units is a one-time Award and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future Awards will be at the sole discretion of the Committee.
5.Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Director, such notices or communications shall be effectively delivered if hand delivered to Director at Director’s principal residence or if sent by registered or certified mail to Director at the last address Director has filed with the General Partner. In the case of the Partnership or General Partner, such notices or communications shall be effectively delivered if sent by registered or certified mail to the General Partner at its principal executive offices.
6.Agreement to Furnish Information. Director agrees to furnish to the General Partner all information requested by the General Partner to enable the General Partner or any of its Affiliates to comply with any reporting or other requirement imposed upon the General Partner or any of its Affiliates by or under any applicable statute or regulation.
7.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Common Units granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise
Exhibit A-2

provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized officer of the General Partner.
8.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
9.Successors and Assigns. The General Partner may assign any of its rights under this Agreement without Director’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the General Partner. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon Director and Director's beneficiaries, executors, administrators and the person(s) to whom the Common Units may be transferred by will or the laws of descent or distribution.
10.Clawback. Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all Common Units issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
11.Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
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Exhibit A-3